Exhibit 10.23

                                Documentation Risk Department
                                Wholesale & International
                                Lloyds TSB Bank plc   Direct Line: 020 7356 1459
                                71 Lombard Street     Switchboard: 020 7626 1500
                                London                Facsimile:   020 7356 1205
                                EC3P 3BS

                                              Reference:     DAU-D/DMYS/ILTK0421
                                              Lge Corp TimetUK1202

The Directors                                                 20th December 2002
Timet UK Limited
PO Box 704
Witton
Birmingham
West Midlands
B6 7UR


DRAFT

Dear Sirs,

(pound)22,500,000 LOAN AND OVERDRAFT FACILITIES

We, Lloyds TSB Bank plc (the "Bank"), are pleased to offer the undermentioned facilities (the "Facilities") amounting in aggregate to (pound)22,500,000 (twenty two million, five hundred thousand pounds sterling) to Timet UK Limited (company registered number 530589 and herein referred to as the "Borrower") upon and subject to the terms and conditions of this letter:

(a) a sterling and Optional Currency revolving loan facility linked to London interbank offered rate (the "LIBOR Facility"); and

(b) a sterling and Optional Currency overdraft facility (the "Overdraft Facility").

1.   Definitions

"Acceptance Date" means the date of the signed acceptance of this letter by the Borrower.

"Associated Costs Rate" means an amount which the Bank shall determine from time to time to be necessary to compensate the Bank for the cost or loss to it of complying with any liquidity, monetary control, or prudential requirements or of any other charge existing from time to time of the Bank of England, the Financial Services Authority or any other regulatory authority to the extent that these relate to the amount of the drawing or the liabilities incurred to fund the drawing.

"Business Day" means a day other than a Saturday or a Sunday on which banks and foreign exchange markets are open for general business in London and (a) in relation to a transaction involving an Optional Currency other than the euro, a day on which banks and foreign exchange markets are open for general business in the principal financial centre (as determined by the Bank) of that Optional Currency, and (b) in the case of a transaction involving the euro, a day on which the Trans-European Automated Real-time Gross Settlement Express System ("TARGET") is operating.

"Commitment Termination Date" means the date which is one year after the date of this letter or such later date as may from time to time be agreed pursuant to clause 2.5 hereof.

"Consolidated Net Worth" means at any particular time the aggregate of the amount paid up on the issued share capital of the Borrower and the consolidated distributable and non-distributable reserves of the Borrower and its Subsidiary Undertakings but (a) after deducting the total of any debit balance on profit and loss account and the book value of any intangible assets including but not limited to goodwill, and (b) excluding any minority interests in Subsidiary Undertakings and any increase in the valuation of assets subsequent to the date of the Financial Statement.

"Current Account" means the sterling current account of the Borrower with the Bank's Colmore Row Branch (numbered 300003 01051103) or any account opened with the Bank in replacement of or in substitution for such account.

"Dollars" means the lawful currency of the United States of America and, in relation to all payments and transfers of funds to be made hereunder in Dollars, such funds as are customary on the date payment is made for settlement of international banking transactions through the New York Clearing House Interbank Payments System (or such other Dollar funds as may be specified by the Bank to the Borrower in writing).

"Equivalent Amount" means the sterling equivalent of the relevant amount of an Optional Currency, as conclusively determined by the Bank on the basis of its spot buying rate for such Optional Currency against sterling at or about 10 a.m. 2 Business Days prior to the day such calculation falls to be made.

"Event of Default" means an event described in Clause 10.1 hereof.

"Expiry Date" means the date which is 3 years after the date of this letter.

"Facility Limit" means (pound)22,500,000 subject to any cancellation or other reduction thereof within the terms of this letter and less any amount from time to time outstanding under the Old Facilities.

"Financial Statement" means at any particular time the then latest audited consolidated balance sheet and profit and loss account (each prepared on the same basis and in accordance with the same accounting principles unless the change in principle was mandated by the accounting profession as the latest such balance sheet and profit and loss account received by the Bank prior to the date of this letter) of the Borrower and its Subsidiary Undertakings together with the notes to both.

"Interest Period" means in respect of a drawing under the LIBOR Facility, the period for which such drawing is made, being 1, 2, 3, or 6 months (or at any time such other period as may be agreed between the Bank and the Borrower for any particular Interest Period) as specified by the Borrower pursuant to the terms of this letter.

"Net Borrowing" shall without prejudice to the generality of that expression include all indebtedness for money borrowed and the principal amount of all indebtedness, whether or not then due, under acceptance credits and hire purchase, instalment credit, finance leasing or similar agreements, any amounts guaranteed but excluding trade debts and liabilities for the payment of tax and after deducting any freely available credit balances held by the Bank.

"Notification Date" means in respect of any drawing hereunder in sterling or of any Review Date from which the Facilities or the part is to be outstanding in sterling, the date of that drawing or, as the case may be, that Review Date and in respect of any other drawing or any other Review Date, the date falling 2 Business Days prior to the date of that drawing or, as the case may be, that Review Date save that if on any Review Date any amount outstanding in an Optional Currency is to be converted into sterling, the Notification Date shall, for the purpose of determining the Equivalent Amount, be the day which is 2 Business Days prior to that Review Date.

"Offered Rate" means, in relation to a drawing under the LIBOR Facility, the rate offered to the Bank as determined by the Bank in the London interbank market at or about 11 a.m. (or such later time as may be agreed between the Bank and the Borrower in respect of a particular drawing and Interest Period) on the relevant Notification Date for deposits in the amount and currency of the drawing for the term of the relevant Interest Period.

"Old Facilities" means those facilities of up to (pound)30,000,000 provided to the Borrower by the Bank pursuant to a facility letter dated 7th February 2001 (as subsequently amended).

"Optional Currency" means Dollars and any other major currency, other than sterling, as agreed between the Bank and the Borrower and which in the Bank's opinion is readily available to the Bank at the time of any drawing as deposits in the London interbank market in the amount of such drawing and in respect of which the Bank is able to determine the applicable rate of interest pursuant to the terms of this letter.

"Parent" means Titanium Metals Corporation.

"Permitted Encumbrance" means:-

(a) a lien or rights of set-off arising solely by operation of law in the ordinary course of business of the Borrower or its UK Subsidiary Undertakings in respect of any obligation which is not more than 60 days overdue for settlement;

(b) any encumbrance arising out of title retention provisions in a supplier's conditions of supply in respect of goods supplied to the Borrower or any of its UK Subsidiary Undertakings in the ordinary course of its business and trading with such supplier;

(c)  an encumbrance created by the Security;

(d) an encumbrance constituted by or pursuant to any finance or operating lease; and

(e)  any encumbrance granted with the prior written consent of the Bank.

"Review Date" means any time after the Commitment Termination Date and in respect of any particular amount, the last day of the then current Interest Period applicable thereto.

"Subsidiary Undertaking" shall have the meaning ascribed to it in Section 258 of the Companies Act 1985.

"Total Outstandings" means at any particular time the aggregate of all sterling drawings and the then Equivalent Amount of all Optional Currency drawings outstanding at such time, and the total of (or, as the case may be, the total Equivalent Amount of) all debit balances then owing to the Bank under the Overdraft Facility.

Words denoting the singular number only shall include the plural and vice-versa.

2.   Amount & Availability

2.1 Subject to the terms hereof the Facilities shall remain available until, and may be drawn on any Business Day prior to, the Commitment Termination Date provided that no drawing may be effected on any particular day if the amount thereof would otherwise cause the Total Outstandings on that day to exceed the Facility Limit.

     If at any time the Bank shall determine that the Total Outstandings exceed the Facility Limit by more than 10% then the Bank shall notify the Borrower in writing that the Facility Limit has been exceeded and by what amount (the "Exceeding Amount") and the Borrower shall repay to the Bank the Exceeding Amount within 5 Business Days in one or more of the currencies (as the Bank and Borrower shall agree) in which drawings are outstanding at such time an amount equivalent to the Exceeding Amount.

2.2 The proceeds of each drawing under the LIBOR Facility in sterling will be credited to the Current Account unless prior to the date of payment of such proceeds and in respect of those particular proceeds the Bank shall have received written notice from the Borrower to the contrary. The proceeds of each drawing under the LIBOR Facility in an Optional Currency shall be credited to such account as the Borrower shall from time to time advise the Bank by written notice prior to 10 a.m. on the relevant Notification Date.

     All drawings shall be utilised by the Borrower for general corporate purposes.

2.3 All moneys from time to time outstanding hereunder on the Commitment Termination Date shall be repaid by the Borrower in the currency in which they are outstanding on or before the Expiry Date. No Interest Period selected shall continue after the Expiry Date. Any amount of the Facilities undrawn on the Commitment Termination Date shall be cancelled forthwith.

2.4 The Facilities shall be in substitution for the Old Facilities. With effect from the date that the preconditions set out in Clause 7.1 hereof are completed to the Bank's satisfaction no further utilisation may be made of the Old Facilities and all amounts then outstanding under the Old Facilities shall be deemed to be outstanding hereunder, following which the Old Facilities shall be cancelled and the Borrower shall be released from obligations thereunder.

2.5 The Borrower may, by giving to the Bank not less than two weeks but not more than one month's notice in writing expiring on or before the first anniversary of the date of this letter, apply to extend the Commitment Termination Date for a period of one year. The Bank shall be under no obligation to agree to any such request, but if it agrees in writing to such request the Commitment Termination Date shall be extended for a period of one year. The Borrower may make such applications prior to each anniversary of date of this letter except that the Commitment Termination Date shall not be extended beyond the Expiry Date.

3.   Terms of Operation

(A)   Prior to the Commitment Termination Date:
      -----------------------------------------

3.1  The LIBOR Facility

     The Borrower may make drawings from time to time hereunder in sterling and Optional Currencies, subject to receipt by the Bank of notice from the Borrower by 10 a.m. on the Notification Date therefor specifying the amount, currency and the term of the Interest Period required. The amount or Equivalent Amount of each drawing shall be at least (pound)250,000 and a multiple of 50,000 units of the currency of the drawing. Each drawing shall be in one currency only and, prior to the Commitment Termination Date, shall be repaid in the currency in which it is outstanding on the last day of its Interest Period.

     Each drawing shall bear interest at the aggregate of 1.25% per annum, the Offered Rate and the Associated Costs Rate. The Borrower shall pay interest on each drawing in arrears in the currency of the drawing on the last day of its Interest Period and where such period exceeds 3 months at 3 monthly intervals from the first day thereof.

3.2  The Overdraft Facility

     The Borrower may overdraw the Current Account and/or any Optional Currency account it maintains with the Bank from time to time on any day prior to the Commitment Termination Date. Any amount outstanding on the Commitment Termination Date will be repaid or refinanced under the LIBOR Facility on that date. Any drawing may be repaid in whole or in part by the Borrower on any Business Day prior to the Commitment Termination Date subject to receipt by the Bank of notice of such repayment prior to 10 a.m. on the date of repayment.

     Interest will be charged in the case of sterling, on the cleared daily balance at 1.25% per annum over the Bank's Base Rate from time to time and in the case of each Optional Currency, on the cleared daily balance thereof at 1% per annum over the Bank's short term offered rate from time to time. Interest will be paid by the Borrower on such quarterly dates in each year as the Bank may from time to time require and additionally on the date upon which the Overdraft Facility ceases to be available.

(B)   After the Commitment Termination Date:
      --------------------------------------

3.3 After the Commitment Termination Date only the LIBOR Facility shall be available. At any time after the Commitment Termination Date the Borrower may by notice (an "Election Notice") to be received by the Bank no later than 10.00 a.m. on the Notification Date pertaining to any Review Date elect that the relevant drawing or any part thereof at the expiry of the Current Interest Period be renewed in sterling or an Optional Currency (the "new currency) other than that in which it is then outstanding (the "old currency"). Such drawing shall be converted into the new currency at the Bank's spot selling rate for the old currency against the new currency at or about 11 a.m. on the Notification Date applicable to that Review Date.

     If no such Election Notice is received by the Bank by the specified time such drawing shall be renewed in accordance with the terms contained herein in the currency in which the drawing is then outstanding.

     If at any relevant time because of changes affecting the London interbank market adequate and fair means did not exist for making any determination of the interest rate applicable to the Loan or the relevant part thereof pursuant to this clause 3.3 the Bank may give written notice of such determination to the Borrower (a "Suspension Notice").

     At any time after any Suspension Notice has been given and until a substitute basis has been agreed:-

     (i) the Bank shall be under no obligation to advance funds pursuant to any drawdown notice (whenever given) and any such notice shall cease to have effect; and

     (ii) with effect from the end of each then current Interest Period, the rate of interest applicable to each drawing outstanding shall be the rate conclusively determined by the Bank to be the aggregate of the Offered Rate, 1.25% per annum and the Associated Costs Rate and the cost to the Bank (expressed as an annual percentage) of funding the Loan from other sources and in such manner as the bank may select If the Borrower and the Bank fail to agree on such Substitute Basis within such 30 day period then the Borrower may on giving not less than two Business Days' written notice to the Bank prepay each drawing without penalty

4.   Cancellation

4.1 The Borrower may by not less than 5 Business Days' prior written notice cancel any part of the Facility Limit which will be unutilised at the expiration of the said notice in an amount of (pound)250,000 or any multiple thereof. Such notice shall specify the date of cancellation and the amount by which the Facility Limit is to be reduced.

4.2  No part of the Facility Limit which has been cancelled may be re-instated.

5.   Commitment Interest

5.1 The Borrower shall from the Acceptance Date until the Commitment Termination Date (or such other date on which the Facilities are cancelled in full) pay to the Bank commitment interest in sterling at the rate of 0.25% per annum on the amount by which the Facility Limit exceeds the Total Outstandings from day to day.

5.2 Commitment interest shall be calculated quarterly in arrears and on the last day of availability of the Facilities (each such date being a "Calculation Date") and shall be paid within 14 days of the date of the Bank's claim therefor.

     For the purposes of this clause only the Equivalent Amount of a drawing outstanding in an Optional Currency under the LIBOR Facility shall be determined on each Notification Date applicable to the LIBOR Facility and on each Calculation Date and shall remain constant until the next date on which such a determination falls to be made and in respect of the Overdraft Facility the level of utilisation as at any Calculation Date shall be deemed to be the aggregate Equivalent Amount on that Calculation Date of the average daily debit balance of each currency outstanding since the last Calculation Date.

6.   Additional Costs & Changes in Circumstances

6.1 If after the Acceptance Date the application of or introduction of or any change in any applicable law, regulation, requirement, directive or request or any change in the interpretation thereof by any governmental, fiscal, monetary or other authority charged with the administration thereof or by any self-regulating organisation or court of competent jurisdiction (in any case whether or not having the force of law) shall subject the Bank or any holding company of the Bank to any tax, duty or other charge with respect hereto or change the basis of taxation on any amounts payable to the Bank hereunder (except in respect of tax on the overall net income of the Bank or any such holding company) or impose, modify or deem applicable requirements in respect of any liquid asset, special or other deposit or prudential or cash ratio or other requirements against, or the allocation by the Bank or any holding company of the Bank of capital in support of, any assets or liabilities or contingent liabilities of, deposits with or for the account of, or advances or commitments made by the Bank, and this shall increase the cost (to the Bank or any such holding company) of the Bank maintaining the Facilities or shall reduce the amount of principal or interest receivable by the Bank or shall otherwise reduce the return to the Bank hereunder by an amount which the Bank deems material, the Borrower shall pay to the Bank upon demand such additional amounts as are necessary to compensate for such increased cost or reduction incurred by the Bank or any such holding company of the Bank.

     If the Borrower makes any payment to any party under this clause 6.1 in respect of any tax, duty or charge as above, such party shall reimburse the Borrower, following receipt by it of such proportion of any available credit against, or remission for, any tax, duty or charge as that party in its sole discretion shall have determined to be attributable to this letter and the proportion which will leave the relevant party (after reimbursement to the Borrower), in no worse position than it would have been in had the relevant withholding or deduction never been required. This clause shall not impose any obligation on the Bank:

     (a)  to manage its tax or other affairs in any particular manner; or

     (b) to claim any credit against, or remission for, tax payable on amounts received by it under this letter in priority to any other tax release, or reliance for tax borne by it on any such amount; or

     (c) to disclose any information concerning its tax affairs to the Borrower or to any other person.

     Any   reimbursement   to  the  Borrower   should  be  made  promptly  after
     certification by the Bank of any amounts due to the Borrower which certification should be made as soon as practicable after any determination by the relevant party that such amount is so due and shall be conclusive in the absence of manifest error.

6.2 If at any time after the Acceptance Date the currency in which any amount outstanding or owing in connection with the Facilities is denominated is due to be or has been converted into the euro or into any other currency as a result of a change in law or by agreement between the Bank and the Borrower then:

     (a) the Bank may in its sole discretion determine and shall give written notice (the "Notice") to the Borrower of the currency or currency unit in which all or any amounts payable under or in connection with this letter shall be paid when due. After the expiry of 7 Business Days from the date of such Notice all such payments when due shall be made in such currency or currency unit; and

     (b) the Bank may by giving not less than 21 days' written notice to the Borrower change any of the terms applying to the Facilities but only to the extent that the Bank reasonably considers any such change necessary to take account of differences in market practice or to compensate for increases or allow for decreases in costs to the Bank or to any holding company of the Bank arising from or related to such conversion or arising from or related to the introduction of or to the extension of monetary union within the European Union. Any such change shall amend the terms of this letter upon expiry of such period of notice.

6.3 All reasonable out-of-pocket legal, valuation and other costs and expenses including any stamp and other duties and registration fees on a full indemnity basis and value added tax thereon incurred by the Bank in the preparation of this letter and any guarantee or security given pursuant hereto and in connection with the enforcement, administration and preservation of its rights under the Facilities shall be payable by the Borrower on receipt of a written demand.

7.   Conditions Precedent & Security

7.1 The obligations of the Bank hereunder shall not come into effect unless and until it has received in form and substance satisfactory to it:

     (a)  a copy of this letter duly signed on behalf of the Borrower;

     (b) a certified copy of the board resolution of the Borrower authorising acceptance of this letter and nominating the person(s) authorised to sign this letter on its behalf, and the person(s) authorised to give and confirm notices of drawing and other communications required hereunder, together with their duly authenticated specimen signatures; and

     (c) such evidence as the Bank shall require to confirm that the security already held by the Bank described in Clause 7.2 hereof is in full force and effect.

7.2 All amounts owing to the Bank under or pursuant to the Facilities shall at all times be secured by:

     (a)  an unlimited debenture from the Borrower dated 25th February 2000;

     (b) an unlimited all moneys guarantee from Timet UK Export Limited dated 25th February 2000 in respect of the Borrower's debts and liabilities to the Bank;

     (c) an unlimited debenture from Timet UK Export Limited dated 25th February 2000;

     (d)  an unlimited  debenture  from Timet Europe  Limited dated 30th January
          2001;

     (e) an unlimited all moneys guarantee from Timet Europe Limited dated 30th January 2001 in respect of the Borrower's debts and liabilities to the Bank; and

     (f)  a letter of knowledge and consent from the Parent 18th February 2000,

     together the "Security".

     The Security and all other security held by the Bank now or in the future shall be continuing security not only for the Facilities but also for all other moneys obligations and liabilities whether certain or contingent at any time due owing or incurred by the Borrower or the relevant guarantor to the Bank.

8.   Representations & Warranties

8.1  The Borrower hereby represents and warrants to the Bank that:

     (a) all action necessary to authorise its execution of this letter and the security documents required pursuant to the terms of this letter to which the Borrower is a party and its performance of its respective obligations hereunder and thereunder has been duly taken and neither such execution nor such performance will cause any limit or restriction on its borrowing or other powers, or on the right or ability of its directors (or any of them) to exercise such powers, to be exceeded or breached or will constitute or result in any breach of any agreement, law, requirement or regulation which breach would reasonably be expected to have a material adverse effect on the Borrower;

     (b) no litigation, administrative or judicial proceedings are presently pending or threatened against it or any of its Subsidiary Undertakings, which would reasonably be expected to have a material adverse effect on the Borrower and its Subsidiary Undertakings taken as a whole;

     (c) there has been no material adverse change in the financial condition of it and its Subsidiary Undertakings taken as a whole since the date of the most recent Financial Statement received by the Bank prior to the date of this letter; and

     (d) no Event of Default has occurred and is continuing which has not been waived.

8.2 The Borrower shall be deemed to repeat the representations and warranties set out in Clause 8.1 hereof on each Notification Date as if made at each such time with reference to the facts and circumstances then existing.

9.   Undertakings of the Borrower

From the Acceptance Date and for as long as the Bank is under any obligation to make the Facilities available or for as long as any moneys or liabilities are owing or incurred to the Bank hereunder the Borrower:

9.1 shall not, and shall procure that none of its United Kingdom Subsidiary Undertakings shall, without the prior written consent of the Bank:

     (a) materially adversely change the nature of its respective business as now conducted;

     (b) create or permit to subsist or arise any mortgage, charge, pledge or lien or any other security interest or encumbrance other than a Permitted Encumbrance;

     (c) enter into or permit to subsist any transaction in excess of (pound)250,000 which, in legal terms, is not secured indebtedness but which in the Bank's reasonable opinion has an economic or a financial or commercial effect similar to that of secured indebtedness;

     (d) part with, sell, transfer, lease or otherwise dispose of the whole, or substantially all of its or such United Kingdom Subsidiary Undertaking's undertaking, property, revenue or assets (either by a single transaction or a number of transactions whether related or not) other than for market value on an arm's length basis (save that no such parting with, sale, transfer, lease or other disposal may be made or entered into if it would breach the terms of any security document given to the Bank); or

     (e) agree or make or have outstanding any loan in favour of the Parent or have any amount owing by the Parent other than trading debts incurred in the normal course of business; and

9.2  shall comply with the following financial covenants:

     (a) the Borrower shall ensure that the Net Borrowing of the Borrower and its Subsidiary Undertakings does not at any time exceed 67% of the Consolidated Net Worth.

          This covenant will be tested against each Financial Statement and against each of the Borrower's half-yearly unaudited consolidated accounts;

     (b) the Borrower shall at all times maintain the Consolidated Net Worth at not less than(pound)50,000,000.

          This covenant will be tested against each Financial Statement and against each of the Borrower's half-yearly unaudited consolidated accounts; and

     (c) shall not permit the Total Outstandings to exceed the aggregate of the value of the Security calculated on the following basis:-
          75% of current trade debtors, plus
          50% of stock (free from lien), plus
          50% of the net book value of land, plus
          10% of the net book value of buildings and improvements, plus
          5% of the net book value of plant and machinery, less the total of any preferential creditors.

          This covenant will be tested against each of the Borrower's monthly management accounts; and

9.3  shall supply to Lloyds TSB Corporate, Birmingham:

     (a) as soon as practicable (and in any event within 150 days after the close of each of its financial years, or such longer period as may be agreed between the Borrower and the Bank, from time to time) copies of its Financial Statement and the accounts of such of its Subsidiary Undertakings as the Bank may from time to time reasonably require for that financial year;

     (b) as soon as practicable (and in any event within 150 days of the end of each of its financial half-years, or such longer period as may be agreed between the Borrower and the Bank from time to time) the unaudited consolidated accounts of the Borrower for that half-year certified by a director of the Borrower;

     (c) as soon as practicable (and in any event within 45 days of the end of each month or such longer period as may be agreed between the Borrower and the Bank, from time to time) copies of the management accounts of the Borrower for such month including (i) an age analysis of debtors for the Borrower and Timet UK Export Limited, and (ii) details of the outstanding order book for the Borrower and Timet UK Export Limited, such accounts to be in form, substance and content acceptable to the Bank and to be certified by a director of the Borrower; and

     (d) as soon as is reasonably practicable on request, such other information in its possession regarding the financial condition or the business of the Borrower or any of its Subsidiary Undertakings as the Bank may reasonably require; and

9.4 shall immediately upon becoming aware of the same give the Bank written notice of the occurrence of any Event of Default.

10.  Events of Default

10.1 In the event that:

     (a) the Borrower fails to pay any sum due hereunder on its due date or, if delayed as the result of technical or administrative reasons beyond the control of the Borrower within 3 Business Days of the due date;

     (b) the Borrower defaults in the due performance or observance of any obligation accepted or undertaking given by it to the Bank or any representation warranty or statement made or deemed made by the Borrower herein or pursuant hereto or in any of the documents constituting the Security proves to be incorrect or misleading in any material respect at the time made unless any of the foregoing are not rectified within 5 Business Days after written notice from the Bank to the Borrower;

     (c) any other indebtedness of the Borrower becomes due or capable of being declared due after the expiry of any grace periods prior to the stated due date for payment thereof or the Borrower defaults in the payment when due of any indebtedness or defaults in paying on the due date any sum payable by it under any guarantee, indemnity or similar undertaking given by it or steps are taken to enforce any security for any liability of the Borrower present or future provided however the amount of any of the foregoing exceeds (pound)250,000 in aggregate;

     (d) an encumbrancer takes possession or a receiver or similar official is appointed of any of the assets or undertaking of the Borrower or a petition is presented for the making of an administration order or any judgment made against the Borrower in excess of (pound)250,000 is not paid out, stayed or discharged within 30 days;

     (e) proceedings are commenced or a petition is presented other than proceedings or petitions which are frivolous or vexatious or are dismissed within 30 days or an order is made or an effective resolution is passed for the winding up of the Borrower except for the purpose of a reconstruction or an amalgamation whilst solvent on terms previously approved by the Bank or the Borrower is or becomes insolvent or stops or threatens to stop payment of its debts generally or is deemed unable to pay its debts (whether within the meaning of Section 123 of the Insolvency Act 1986 or otherwise) or the directors of the Borrower become obliged to convene a meeting pursuant to
          Section 142 of the Companies Act 1985 or an application is made in connection with a proposal to creditors for a voluntary arrangement or the Borrower makes or seeks to make any arrangement or composition with its creditors (whether under Part I of the Insolvency Act 1986 or otherwise);

     (f) any material guarantee, or other security relied upon by the Bank in connection with the Facilities ceases in any material respect to be continuing or ceases to remain in full force and effect or notice of continuance is received by the Bank or in the Bank's opinion acting reasonably becomes in any material respect in jeopardy or if any material provision thereof is not complied with for any reason whatsoever within 5 Business Days after written notice from the Bank to the Borrower;

     (g) the Borrower ceases or threatens to cease to carry on its business in the normal course or fails to maintain or materially breaches any franchise, licence or right necessary to conduct its business or materially breaches any legislation relating to its business, including without limitation any applicable environmental protection laws and the result of any of the foregoing would reasonably be expected to have a material adverse effect on the Borrower and its Subsidiary Undertakings, taken as a whole;

     (h) the Borrower ceases to be directly or indirectly a wholly owned Subsidiary Undertaking of the Parent, or the Parent ceases to have control directly or indirectly of the Borrower ("control" having the meaning ascribed to it in Section 840 of the Income and Corporation Taxes Act 1988) or direct voting control of the Borrower is acquired by any person, or company or group of connected persons (as defined in Section 839 of the Income and Corporation Taxes Act 1988) other than the Parent or any other of the Parent's Subsidiary Undertakings; or

     (i) any of the above events mutatis mutandis occur or proceedings analogous or equivalent thereto which could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiary
          Undertakings taken as a whole arise in relation to the Parent, any Subsidiary Undertaking of the Borrower or any guarantor of the Facilities,

     then the Bank shall have the right at any time or times thereafter by written notice to the Borrower to declare its commitments hereunder cancelled and/or all amounts then outstanding hereunder payable on demand, whereupon such commitments shall be so cancelled and/or such outstandings shall be so payable, and/or to declare the Facilities immediately due and payable, whereupon the Borrower shall pay to the Bank the total principal amount outstanding hereunder in the currency(ies) in which it is outstanding together with accrued interest thereon and any other amounts payable hereunder.

10.2 The Bank shall have the right at the time of making such demand or at any time thereafter to convert all amounts then due and payable hereunder in an Optional Currency into sterling at the Bank's spot selling rate for such Optional Currency against sterling at that time.

10.3 If any amount is not paid when due hereunder (including under this clause) the Borrower shall pay to the Bank on written demand interest on such sum (whether before or after judgment) at 2.25% per annum above either the Bank's Base Rate from time to time, or, if the Bank shall so determine, the cost to the Bank as certified by the Bank of funding such sum on the London interbank market for such period or consecutive periods as the Bank in its sole discretion may select, in either respect, running from the date of such default to the date of receipt of such sum in full by the Bank. Interest, if unpaid, shall be added to the sum in default on the last day of each such period or at 3 monthly intervals whichever is more frequent.

11.  Indemnities

11.1 The Borrower shall indemnify the Bank, without prejudice to any of the Bank's other rights hereunder, against any reasonable out-of-pocket loss or expense as certified by the Bank acting reasonably including out of pocket legal expenses reasonably and properly incurred on a full indemnity basis and loss of profit and loss arising from the funding by the Bank of the Facilities which the Bank may incur or sustain as a consequence of (a) the occurrence of any Event of Default or any failure by the Borrower to pay any sum demanded by the Bank as a result thereof, (b) any repayment of any drawing under the LIBOR Facility or part thereof being made otherwise than on the last day of an applicable Interest Period, or (c) any amount payable to the Bank hereunder in one currency being converted into another currency, whether pursuant to any judgement or order or otherwise.

12.  Notices

12.1 All communications from the Borrower in respect of the Facilities:

     (a) shall be irrevocable and shall, unless otherwise specified in this letter, be sent to the Bank at Loans Administration Department, Bank House, Wine Street, Bristol, BS1 2AN or to such other address as the Bank may notify in writing to the Borrower from time to time; and

     (b) unless required by the terms of this letter to be a written notice (in which case the communication must be given by letter), may be given to the Bank over the telephone or by facsimile transmission. All such communications shall be confirmed by letter within 3 Business Days but, whether or not any such confirmation is received, any such communication received by the Bank purporting to be given by an authorised officer of the Borrower and believed by the Bank to be genuine shall have the same validity as a written notice duly signed by an authorised signatory.

12.2 Any notice or demand to be given by the Bank shall be given in writing and without prejudice to any other effective mode of service shall be deemed to have been sufficiently served if sent to the Borrower at the address given above or to its registered office for the time being.

13.  Payments

13.1 All payments due from the Borrower hereunder shall be made without any set-off, deduction or withholding of any nature whatsoever.

13.2 The Borrower hereby authorises the Bank to debit the Current Account with the amount of all sterling payments due to the Bank from time to time under the terms of this letter and undertakes to ensure that there will be sufficient cleared funds available on that account or sufficient availability under the Facility by 12 noon on any relevant date to cover all such payments falling due on that date.

13.3 Except as provided in Clause 13.2 hereof, each sum due from the Borrower hereunder in a currency other than sterling shall be paid in freely transferable and immediately available same day funds to such bank account in the relevant financial centre as the Bank shall from time to time require by such hour local time as may be necessary to ensure payment for value the due date.

14.  Assignment

14.1 This letter shall be binding upon and shall inure to the benefit of the Bank and the Borrower and their respective successors and assigns, provided that except as provided for in Clause 14.2 hereof neither party shall assign any of its rights or transfer any of its obligations hereunder without the prior written consent of the other party. For the avoidance of doubt, the Bank and the Borrower do not intend that any of the terms of this letter should otherwise be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this letter.

14.2 The Borrower agrees that the Bank may at any time or times transfer the Facilities to any other office of the Bank or assign and/or transfer all or any part of its rights and/or obligations hereunder or grant any participation in any such rights and/or obligations to any other member of the Lloyds TSB group which would have the same withholding tax status without any further consent from the Borrower and/or to any other bank or financial institution subject to (ii) below provided that:

     (a) no transfer of the Bank's obligations shall be effective until such time as the transferee shall have delivered to the Borrower an undertaking to be bound by the terms of this letter as if named as the lender hereunder (following receipt of which the Borrower shall only look to the transferee in respect of that portion of the Bank's obligations assumed by the transferee); and

     (b) unless to another member of the Lloyds TSB group, which would have the same withholding tax status no transfer of obligations may be made without the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed.

14.3 The Bank may disclose to a potential assignee or transferee or to any other bank or financial institution with which the Bank is proposing to enter into, or has entered into, any agreement pursuant to this clause such information about the Borrower or its Subsidiary Undertakings as the Bank shall consider appropriate provided however such potential assignee or transferee shall have executed a confidentiality agreement in form satisfactory to the Borrower prior to any disclosure.

15.  Miscellaneous

15.1 No failure or delay on the part of the Bank to exercise its rights shall operate as a waiver thereof nor shall any single exercise or any partial exercise or waiver of any such right exclude any other or further exercise thereof.

15.2 Except as provided for in Clause 13.2 hereof the Bank may at any time after the occurrence of and during the continuance of an Event of Default without notice to the Borrower apply any moneys standing to the credit of the Borrower on any account and whether subject to notice or not and whether denominated in sterling or in any other currency in or towards satisfaction of any liabilities of the Borrower under this letter.

15.3 If the due date for any payment or the last day of any Interest Period would otherwise fall on a non-Business Day, the effective date shall be the next succeeding Business Day.

15.4 All calculations in respect of interest (including commitment interest) due to the Bank under the Facilities shall be on the basis of the actual number of days elapsed and a 365 day year or a 360 day year (as in the opinion of the Bank is market practice for the calculation of interest in the relevant currency).

15.5 In this letter reference to (a) any statutory provision shall be deemed to mean and to include a reference to any modification or re-enactment thereof for the time being in force, (b) the London interbank offered rate or the Bank's Base Rate shall mean and include any rate replacing that rate from time to time, and (c) the Bank of England or the Financial Services Authority shall include any successor to that institution or authority.

15.6 This letter shall be governed by and construed in accordance with the laws of England and Wales.

15.7 The Bank agrees to maintain in strict confidence all non-public information regarding the Borrower and its Subsidiary Undertakings received by the Bank.

16.  Period of Offer

16.1 The offer of the Facilities is open for acceptance by returning the attached duplicate of this letter with the acknowledgement duly signed by authorised officers of the Borrower to be received by Lloyds TSB Corporate, Birmingham not later than one month hence failing which the offer will lapse.

Yours faithfully,
For and on behalf of Lloyds TSB Bank plc

/s/ S. Stirling


We hereby acknowledge and accept the terms of your offer dated 20th December 2002 of which this is a duplicate and agree all the terms and conditions therein contained.

Signed for and on behalf of Timet UK Limited



/s/ D. Roberts                          /s/ I. Hodges
*Director/Authorised Signatory/        *Director/Authorised Signatory/Secretary/



D. Roberts                              I. Hodges
Pursuant to a Resolution of the Board dated 30th December 2002

Date 30th December 2002